UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2024

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of Principal Executive Offices)

(918) 236-6461

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by ClearSign Technologies Corporation (the “Company”) on a Current Report on Form 8-K, Robert T. Hoffman, Sr., who had served on the Company’s board of directors (the “Board”) as a designee of clirSPV LLC (the “SPV”) pursuant to that certain Voting Agreement, dated July 12, 2018, between the Company and the SPV (the “Voting Agreement”), resigned from the Board on June 16, 2024. As a result of Mr. Hoffman’s resignation, and in accordance with the Voting Agreement, the SPV nominated G. Todd Silva as its successor designee for consideration by the Board’s nominating and corporate governance committee (the “Governance Committee”). Upon recommendation of the Governance Committee, and effective as of August 1, 2024 (the “Effective Date”), Mr. Silva was appointed to the Board as the SPV’s designee to fill the vacancy created by Mr. Hoffman’s resignation.

Mr. Silva, age 59, brings over 30 years of leadership and finance experience in industries spanning from financial services, technology, health care and others. Mr. Silva has served as the Chief Financial Officer of Radiance Therapeutics, Inc., a development stage medical device company, since April 2023. Prior to this current role, Mr. Silva served as the Chief Financial Officer of Point Pickup Technologies, Inc., a logistics platform service, from June 2021 to March 2023, where he worked to consummate and integrate acquisitions, raise capital through various private transactions and assist with corporate governance tasks for their board of directors. Additionally, from October 2020 to June 2021, Mr. Silva was the founder and director of Silva Partnership & Co., a firm that provided corporate advisory services to early-stage technology businesses. Prior to Silva Partnership & Co., Mr. Silva was the executive director of corporate advisory services at Las Olas Capital Partners, a registered investment advisor firm, from October 2017 to September 2019, where he advised a variety of companies on mergers and acquisitions, capital raises, recapitalizations and the launch of special purpose vehicles to invest in corporate and real estate transactions. Mr. Silva received an MBA from Columbia University focused in finance and accounting and a BS from Lehigh University in economics and finance.

In connection with his appointment, Mr. Silva received an offer letter from the Company, effective as of the Effective Date (the “Offer Letter”), setting forth the terms of Mr. Silva’s services as a director and his compensation arrangement, which he accepted. Pursuant to the Offer Letter and in accordance with the Company’s director compensation policies, Mr. Silva will be granted restricted stock units (“RSUs”) under the Company’s 2021 Equity Incentive Plan on the first day of every quarter that Mr. Silva serves on the Board (each, a “Grant Date”) in an amount of $15,000, payable on each Grant Date during Mr. Silva’s term of service, with the value of the applicable RSUs determined at the applicable Grant Date. The initial grant amount of RSUs upon Mr. Silva’s appointment will be pro-rated for the portion of the quarter ending September 30, 2024 during which Mr. Silva serves on the Board.

The foregoing description of the Offer Letter does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Offer Letter, which is included as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”).

In connection with his appointment, Mr. Silva also entered into the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November August 14, 2023.

Except for the Voting Agreement, there are no other arrangements or understandings between Mr. Silva and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Silva and any of our officers and directors and there is no transaction between the Company and Mr. Silva that is required to be disclosed pursuant to Item 404(a) of Regulation S-K

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing Mr. Silva’s appointment described in Item 5.02 is being furnished as Exhibit 99.1 to this Form 8-K. The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	G. Todd Silva’s Offer Letter, effective as of August 1, 2024.
10.2**	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed with the SEC on August 14, 2023).
99.1***	Press Release, dated August 6, 2024.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

** Previously filed.

*** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2024

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer